UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2025

Alixo-Yolloo Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-272825	37-1922983
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Business Center Sunkar, Building 47B,

Aktau, 130002, Kazakhstan

(Address of principal executive offices, zip code)

+1-252-34-66-180

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2025, a new independent director was appointed as member of the Board of Directors (the “Board”) of Alixo-Yolloo Corporation (the “Company”).

The following is a brief account of the education and business experience during at least the past five years of the director of our Company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Yeleussiz Dyussimbekov, age 62, brings over 35 years of extensive accounting experience to the Board. Their experience includes working with technology companies in the Central Asian market, providing a valuable international perspective. Mr. Dyussimbekov holds a degree from Al-Farabi Kazakh National University (KazNU), Institute of Management and Economics, earned in 1985.

There are no family relationships between Mr. Dyussimbekov and any director or executive officer of the Company. There is no arrangement or understanding between Mr. Dyussimbekov and any person pursuant to which he was selected as director. There are and have been no transactions in which Mr. Dyussimbekov has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2025	Alixo-Yolloo Corporation
	By:	/s/ Roman Zhezhel
		Name:	Roman Zhezhel
		Title:	President, Director, Treasurer and Secretary